EX-3.(i)



                            ARTICLES OF INCORPORATION

                                       OF

                                 EMC GROUP, INC.




The undersigned, acting as Incorporator, desiring to form a corporation for profit pursuant to the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:


                                   ARTICLE I
                                     NAME

The name of this corporation is EMC GROUP, INC.


                                  ARTICLE II
                         ADDRESS OF PRINCIPAL OFFICE

The principal office and street address of this corporation is 346 Tanager Court, Lakeland, Florida 33803-4843.


                                 ARTICLE III
                                CAPITAL STOCK

The total number of authorized shares of the capital stock of this corporation is one hundred million (100,000,000) shares, divided into two classes, Common stock and Preferred stock. The total number of shares of Common stock authorized is fifty million (50,000,000) shares. The total number of shares of Preferred stock authorized is fifty million
(50,000,000) shares.

The Common stock shall be of a single class. No preferences, qualifications, limitations, restrictions, or special rights, other than those provided by law, shall exist with respect to any of the Common shares of the corporation or any of the holders of such shares.

The board of directors is authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of the Preferred shares, including without limitation of the generality of the above, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares, and the designation and number of shares constituting any such series, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE IV
                      INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 346 Tanager Court, Lakeland, Florida 33803-4843 and the name of the initial registered agent of this corporation at that address is Erhard Sommer.

                                   ARTICLE V
                          INITIAL BOARD OF DIRECTORS

      A.  This corporation shall have three (3) directors initially.

   B. The names and addresses of the initial member of the Board of Directors who shall hold office until their successors are duly elected and have qualified are:

          Mr. Erhard Sommer               346 Tanager Court
                                          Lakeland, Florida 33803-4843

          Mr. Peter-Mark Bennett          38 Stinson Avenue
                                          Nepean, Ontario
                                          K2H 6N3

          Mr. Sandro Campagna             316 Squire Drive
                                          Manotik, Ontario
                                          K4M 1B8

                                  ARTICLE VI
                                INCORPORATORS

            The name and address of each Incorporator of this corporation is:

          Mr. Erhard Sommer                    346 Tanager Court
                                               Lakeland, Florida 33803-4843



                                 ARTICLE VII
                               INDEMNIFICATION

         This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned has executed these Articles on this 25th day of February, 1997.

                                        /s/ Erhard Sommer
                                        -------------------
                                        ERHARD SOMMER
                                        Incorporator











                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501 OR 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.



1. The name of the corporation is       EMC GROUP, INC.
                                       ----------------------

2. The name and address of the registered agent and office is:

                                ERHARD SOMMER
                         --------------------------
                                  (Name)


                             346 TANAGER COURT
                         --------------------------
                          (P.O. Box NOT acceptable)


                         LAKELAND, FLORIDA 33803-4843
                         -----------------------------
                              (City/State/Zip)


HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.
I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.



/s/ ERHARD SOMMER                               FEBRUARY 25, 1997
-----------------------                       ------------------------
 (Signature)                                    (Date)




                         MINUTES OF FIRST JOINT MEETING OF
                    STOCKHOLDERS AND THE BOARD OF DIRECTORS OF
                                EMC GROUP, INC.

The First Joint Meeting of Stockholders and the Board of Directors of
EMC GROUP, INC. was held at 418 Preston Street, Ottawa, Ontario K1S 4N2 at 9:00 a.m., on the 25th day of February, 1997. All present waived prior notice of the meeting.

  On a call of the roll of the Stockholders and Directors, the following were found to be present:
       Erhard Sommer (Director/Shareholder)
       Peter-Mark Bennett (Director/Shareholder)
       Sandro Campagna (Director/Shareholder)
       George Gibson (Shareholder)

Erhard Sommer was elected to serve as Chairman of the meeting, and Peter-Mark Bennett recorded the minutes of the meeting.

   On motion made, seconded and unanimously carried, the above shareholders of the Corporation, who together hold a majority of the issued Common shares of the Corporation, unanimously reconfirmed the following Directors:

       Erhard Sommer
       Peter-Mark Bennett
       Sandro Campagna

       A quorum of the Directors being present, on motion duly made, seconded and unanimously carried, the Board of Directors proceeded to the election of officers of the corporation to serve for the ensuing corporate year and until the electing and taking of office of their successors. The following officers were elected:

       Name                                    Office
       Erhard Sommer                           President
       Peter-Mark Bennett                      Treasurer
       Peter-Mark Bennett                      Secretary
       Paul McCullagh                          Director of Operations

   On motion made, seconded and unanimously carried, the Board of Directors and Shareholders ratified and approved all acts heretofore taken by said individuals in furtherance of the Corporation's business.
   The Secretary was authorized to purchase such record books of account, stationery and office supplies as may be necessary for the proper administration of the affairs of the corporation, and the Treasurer was directed to pay all debts properly incurred in the organization of the corporation. The code of By-laws were approved, as well as the corporate seal and the lawful stock certificate.
   On motion made, seconded and unanimously carried, the Directors agreed to name Barnett Bank as depositor bank for corporate funds and as the location of checking account for the corporation. On motion made, seconded and unanimously carried as a bank resolution, prepared by said bank, was adopted by the corporation. The Secretary was instructed to attach a copy of the resolution, which shows the designated signatories, to the record of the meeting. There being no further business to come before the First Joint Meeting of Stockholders and the Board of Directors of EMC GROUP, INC. on motion made, seconded and unanimously carried, the meeting was adjourned.

      Dated this 25th day of February, 1997.
                                               /s/ ERHARD SOMMER
                                               -------------------------
                                               ERHARD SOMMER


                                               /s/ PETER-MARK BENNETT
                                               -------------------------
                                               PETER-MARK BENNETT


                                               /s/ SANDRO CAMPAGNA
                                               -------------------------
                                               SANDRO CAMPAGNA


                                               /s/ GEORGE GIBSON
                                               -------------------------
                                               GEORGE GIBSON


ATTEST:


/s/ PETER-MARK BENNETT
-----------------------------
PETER-MARK BENNETT, Secretary
















































EX-2.A(1)



                            ARTICLES OF INCORPORATION

                                       OF

                                 EMC GROUP, INC.




The undersigned, acting as Incorporator, desiring to form a corporation for profit pursuant to the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:


                                   ARTICLE I
                                     NAME

The name of this corporation is EMC GROUP, INC.


                                  ARTICLE II
                         ADDRESS OF PRINCIPAL OFFICE

The principal office and street address of this corporation is 346 Tanager Court, Lakeland, Florida 33803-4843.


                                 ARTICLE III
                                CAPITAL STOCK

The total number of authorized shares of the capital stock of this corporation is one hundred million (100,000,000) shares, divided into two classes, Common stock and Preferred stock. The total number of shares of Common stock authorized is fifty million (50,000,000) shares. The total number of shares of Preferred stock authorized is fifty million
(50,000,000) shares.

The Common stock shall be of a single class. No preferences, qualifications, limitations, restrictions, or special rights, other than those provided by law, shall exist with respect to any of the Common shares of the corporation or any of the holders of such shares.

The board of directors is authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of the Preferred shares, including without limitation of the generality of the above, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares, and the designation and number of shares constituting any such series, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE IV
                      INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 346 Tanager Court, Lakeland, Florida 33803-4843 and the name of the initial registered agent of this corporation at that address is Erhard Sommer.

                                   ARTICLE V
                          INITIAL BOARD OF DIRECTORS

      A.  This corporation shall have three (3) directors initially.

   B. The names and addresses of the initial member of the Board of Directors who shall hold office until their successors are duly elected and have qualified are:

          Mr. Erhard Sommer               346 Tanager Court
                                          Lakeland, Florida 33803-4843

          Mr. Peter-Mark Bennett          38 Stinson Avenue
                                          Nepean, Ontario
                                          K2H 6N3

          Mr. Sandro Campagna             316 Squire Drive
                                          Manotik, Ontario
                                          K4M 1B8

                                  ARTICLE VI
                                INCORPORATORS

             The name and address of each Incorporator of this corporation is:

          Mr. Erhard Sommer                    346 Tanager Court
                                               Lakeland, Florida 33803-4843



                                 ARTICLE VII
                               INDEMNIFICATION

         This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned has executed these Articles on this 25th day of February, 1997.

                                        /s/ Erhard Sommer
                                        -------------------
                                        ERHARD SOMMER
                                        Incorporator











                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501 OR 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.



1. The name of the corporation is       EMC GROUP, INC.
                                       ----------------------

2. The name and address of the registered agent and office is:

                                ERHARD SOMMER
                         --------------------------
                                  (Name)


                             346 TANAGER COURT
                         --------------------------
                          (P.O. Box NOT acceptable)


                         LAKELAND, FLORIDA 33803-4843
                         -----------------------------
                              (City/State/Zip)


HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.
I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.



/s/ ERHARD SOMMER                               FEBRUARY 25, 1997
-----------------------                       ------------------------
 (Signature)                                    (Date)




                         MINUTES OF FIRST JOINT MEETING OF
                    STOCKHOLDERS AND THE BOARD OF DIRECTORS OF
                                EMC GROUP, INC.

The First Joint Meeting of Stockholders and the Board of Directors of
EMC GROUP, INC. was held at 418 Preston Street, Ottawa, Ontario K1S 4N2 at 9:00 a.m., on the 25th day of February, 1997. All present waived prior notice of the meeting.

  On a call of the roll of the Stockholders and Directors, the following were found to be present:
       Erhard Sommer (Director/Shareholder)
       Peter-Mark Bennett (Director/Shareholder)
       Sandro Campagna (Director/Shareholder)
       George Gibson (Shareholder)

Erhard Sommer was elected to serve as Chairman of the meeting, and Peter-Mark Bennett recorded the minutes of the meeting.

   On motion made, seconded and unanimously carried, the above shareholders of the Corporation, who together hold a majority of the issued Common shares of the Corporation, unanimously reconfirmed the following Directors:

       Erhard Sommer
       Peter-Mark Bennett
       Sandro Campagna

       A quorum of the Directors being present, on motion duly made, seconded and unanimously carried, the Board of Directors proceeded to the election of officers of the corporation to serve for the ensuing corporate year and until the electing and taking of office of their successors. The following officers were elected:

       Name                                    Office
       Erhard Sommer                           President
       Peter-Mark Bennett                      Treasurer
       Peter-Mark Bennett                      Secretary
       Paul McCullagh                          Director of Operations

   On motion made, seconded and unanimously carried, the Board of Directors and Shareholders ratified and approved all acts heretofore taken by said individuals in furtherance of the Corporation's business.
   The Secretary was authorized to purchase such record books of account, stationery and office supplies as may be necessary for the proper administration of the affairs of the corporation, and the Treasurer was directed to pay all debts properly incurred in the organization of the corporation. The code of By-laws were approved, as well as the corporate seal and the lawful stock certificate.
   On motion made, seconded and unanimously carried, the Directors agreed to name Barnett Bank as depositor bank for corporate funds and as the location of checking account for the corporation. On motion made, seconded and unanimously carried as a bank resolution, prepared by said bank, was adopted by the corporation. The Secretary was instructed to attach a copy of the resolution, which shows the designated signatories, to the record of the meeting. There being no further business to come before the First Joint Meeting of Stockholders and the Board of Directors of EMC GROUP, INC. on motion made, seconded and unanimously carried, the meeting was adjourned.

      Dated this 25th day of February, 1997.
                                               /s/ ERHARD SOMMER
                                               -------------------------
                                               ERHARD SOMMER


                                               /s/ PETER-MARK BENNETT
                                               -------------------------
                                               PETER-MARK BENNETT


                                               /s/ SANDRO CAMPAGNA
                                               -------------------------
                                               SANDRO CAMPAGNA


                                               /s/ GEORGE GIBSON
                                               -------------------------
                                               GEORGE GIBSON


ATTEST:


/s/ PETER-MARK BENNETT
-----------------------------
PETER-MARK BENNETT, Secretary